Exhibit 5.1

Thomas A. Coll

+1 858 550 6013

tcoll@cooley.com

August 21, 2018

Bionano Genomics, Inc.

9640 Towne Centre Drive, Suite 100

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion, as counsel to Bionano Genomics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-225970) on Form S-1 with the Securities and Exchange Commission, as well as a registration statement related thereto and to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), together covering an underwritten public offering of (i) up to 3,864,000 units (the “Units”) of the Company, including up to 504,000 Units that may be sold pursuant to the exercise of an option to purchase additional Units, with each Unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”), and a warrant to purchase one share of Common Stock (the “Warrants”), and (ii) up to 3,864,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). All of the Units are to be sold by the Company as described in the Registration Statement and the Prospectus. The Warrants are to be issued pursuant to a Warrant Agreement between the Company and American Stock Trust & Transfer Company, LLC, as warrant agent (the “Warrant Agreement”). Such Registration Statement on Form S-1 (No. 333-225970), as amended, including the prospectus which forms a part of such Registration Statement (the “Prospectus”), and including the registration statement related thereto and to be filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Eighth Amended and Restated Certificate of Incorporation and Bylaws, each as amended, as currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement, and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, each of which will be in effect immediately following the closing of the offering contemplated by the Registration Statement, and (d) the form of the Warrant Agreement filed as an exhibit to the Registration Statement, (e) the form of Unit Certificate filed as an exhibit to the Registration Statement and (f) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents (other than by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the law of the State of New York and the Delaware General Corporation Law. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Units and the Warrants, when sold and issued against payment therefor as described in the Registration Statement and

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com

August 21, 2018

Page Two

the Prospectus, will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to equitable principles of general applicability; (ii) the Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable; and (iii) the Warrant Shares, when issued and sold by the Company in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Thomas A. Coll
Thomas A. Coll

Cooley LLP 4401 Eastgate Mall San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com